EXHIBIT D
NOTICE OF WITHDRAWAL OF TENDER
Regarding Interests in
BLUE ROCK MARKET NEUTRAL FUND, LLC
Tendered Pursuant to the Offer to Purchase
Dated September 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON OCTOBER 27, 2011, UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Withdrawal And Return Or Deliver To:
JD Clark & Company
2225 Washington Blvd.,
Suite 300
Ogden, UT 84401
Attn: Chad Allen, Tender Offer Administrator
For additional information:
Phone: (801) 866-0520
Fax: (801) 737-8080

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Blue Rock Market Neutral Fund, LLC
Ladies and Gentlemen:
     The undersigned wishes to withdraw the tender of its limited liability company interest in Blue Rock Market Neutral Fund, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________.
This tender was in the amount of:
☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value.
$
☐	Portion of limited liability company interest in excess of the Required Minimum Balance.
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

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Blue Rock Market Neutral Fund, LLC
SIGNATURE(S).

For Individual Investors	For Other Investors:
and Joint Tenants:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

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